UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Horizant NDA Resubmission and 505(b)(2) Regulatory Pathway

In November 2010, the U.S. Food and Drug Administration (the “FDA”) accepted for review the resubmission of the new drug application (“NDA”) from Glaxo Group Limited (d/b/a GlaxoSmithKline (“GSK”)) in response to the FDA’s Complete Response Letter regarding the NDA for Horizant™ (gabapentin enacarbil) Extended-Release Tablets for the treatment of moderate-to-severe primary restless legs syndrome. As described in more detail in XenoPort, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, in connection with the resubmission, GSK provided “paragraph iv” notices to Pfizer Inc as the NDA holder for Neurontin (gabapentin) Oral Capsules and to the owner of U.S. Patent 6,054,482 (a patent for Neurontin (gabapentin) Oral Capsules) in accordance with the Drug Price Competition and Patent Term Restoration Act of 1984. The 45-day period during which the owner of U.S. Patent No. 6,054,482 was permitted to file an action for patent infringement against GSK and initiate a 30-month stay in the FDA’s NDA review process expired on November 29, 2010, and, to our knowledge, no action for patent infringement regarding Horizant has been filed against GSK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: December 2, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and Chief Financial Officer